UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 27, 2026

Stellar Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	001-38280	20-8339782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9 Greenway Plaza, Suite 110

Houston, Texas 77046

(Address of Principal Executive Offices) (Zip Code)

(713) 210-7600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	STEL	New York Stock Exchange
Indicate by check mark whether
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 27, 2026, Stellar Bancorp, Inc., a Texas corporation (“Stellar”), held a special meeting of shareholders of Stellar (the “Special Meeting”) in connection with the proposed merger of Stellar and Prosperity Bancshares, Inc., a Texas corporation (“Prosperity”), pursuant to the Agreement and Plan of Merger, dated January 27, 2026 (the “Merger Agreement”), by and between Stellar and Prosperity.

There were 50,910,698 shares of common stock outstanding and entitled to vote as of the close of business on April 10, 2026, the record date for the Special Meeting. There were 39,327,868 shares of common stock represented at the Special Meeting by valid proxies or that voted at the Special Meeting, which was approximately 77.3% of the shares of common stock outstanding and entitled to vote at the Special Meeting and which constituted a quorum.

Set forth below are the matters voted upon at the Special Meeting, which are more fully described in the definitive proxy statement/prospectus filed by Stellar with the U.S. Securities and Exchange Commission on April 21, 2026, in connection with the Special Meeting, and the final voting results. The proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there were not sufficient votes to approve the merger proposal or to ensure that any supplement or amendment to the proxy statement/prospectus was timely provided to holders of Stellar common stock, was not voted upon at the Special Meeting because there were sufficient votes cast to approve the merger proposal.

1.

Proposal to approve the Merger Agreement (as amended from time to time), by and between Stellar and Prosperity, and the transactions contemplated thereby, including the merger of Stellar with and into Prosperity (the “merger proposal”).

Stellar’s shareholders approved the merger proposal by the vote set forth below:

Votes For	Votes Against	Abstentions
39,209,984	59,317	58,567

2.

Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Stellar’s named executive officers that is based on or otherwise relates to the merger (the “merger compensation proposal”).

Stellar’s shareholders did not approve the non-binding, advisory merger compensation proposal by the vote set forth below:

Votes For	Votes Against	Abstentions
15,683,085	23,385,406	259,377

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STELLAR BANCORP, INC.

Date: May 27, 2026	By:	/s/ Paul P. Egge
Paul P. Egge
Chief Financial Officer